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                                                                    EXHIBIT 21.1

                   SUBSIDIARIES OF MTI TECHNOLOGY CORPORATION

                                                                JURISDICTION OF
                         SUBSIDIARY                              INCORPORATION
                         ----------                             ---------------
MTI Technology GmbH                                                 Germany
MTI Technology Limited                                              Scotland
MTI France SA                                                        France
Microtechnology Scandinavia, AB                                      Sweden
MTI Technology Ireland Ltd.                                         Ireland
MTI Technology BV                                                   Holland
MTI Technology SA                                                 Switzerland
MTI Technology Europe                                               Ireland
MTI Technology S.A.                                                 Belgium
National Peripherals, Inc.                                       Illinois, USA
International Micro Technology, Inc.                          U.S. Virgin Islands
SI Computer Systems, Ltd.                                              UK
System Industries (Deutschland) GmbH                                Germany
SI Network Storage Canada, Ltd.                                      Canada
System Industries Ireland, Ltd.                                     Ireland
System Industries Network Storage B.V                               Holland
System Industries (Switzerland), S.A.                             Switzerland